                                                                   EXHIBIT 1
                                                                   ---------

                            FALCON PRODUCTS, INC.

                              FOURTH AMENDMENT
                             TO CREDIT AGREEMENT

                  This FOURTH AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of March 29, 2002 and entered into by and among Falcon Products, Inc., a Delaware corporation ("COMPANY"), the Subsidiary Guarantors listed on the signature pages hereof (the "SUBSIDIARY GUARANTORS"), the financial institutions listed on the signature pages hereof ("LENDERS"), Credit Suisse First Boston, successor to DLJ Capital Funding, Inc., as Administrative Agent for Lenders ("ADMINISTRATIVE AGENT"), First Union National Bank, as Syndication Agent (the "SYNDICATION AGENT") and Bank of America, N.A., successor to NationsBank, N.A., as Documentation Agent (the "DOCUMENTATION AGENT"), and is made with reference to that certain Credit Agreement dated as of June 17, 1999, as amended by a First Amendment dated as of April 17, 2000, a Second Amendment dated as of September 2000 and a Third Amendment dated as of June 14, 2001 (as so amended, the "CREDIT AGREEMENT"), by and among Company, Lenders, Administrative Agent, Syndication Agent and Documentation Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                  RECITALS

                  WHEREAS, Company and Lenders desire to amend the Credit Agreement with respect to the schedule of payments and certain financial covenants contained therein, and to make certain other related changes, all as more specifically set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.        AMENDMENTS TO THE CREDIT AGREEMENT

                  1.1      AMENDMENTS TO SUBSECTION 1.1: DEFINED TERMS
                           -------------------------------------------

                  A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the definitions listed on Schedule A hereto, in
                                                    ----------
appropriate alphabetical order. Exhibit XVIII attached hereto is hereby made
                                -------------
a part of the Credit Agreement. Schedule 1.1 Part II attached hereto is
                                --------------------
hereby made a part of the Credit Agreement.

                  B. Subsection 1.1 of the Credit Agreement is hereby further amended, retroactively, with respect to the period from and after February 1, 2002, by deleting the definitions of APPLICABLE BASE RATE MARGIN and APPLICABLE LIBO RATE MARGIN and replacing them with the following:

                           "'APPLICABLE BASE RATE MARGIN' means, as at any
                  date of determination, a percentage per annum as set forth below opposite the applicable Consolidated Leverage Ratio calculated on a Pro Forma Basis:

              ---------------------------------------------------------------------------------------
                        CONSOLIDATED LEVERAGE RATIO             APPLICABLE BASE RATE MARGIN
              ---------------------------------------------------------------------------------------
              greater than or equal to 5.00:1.00                           3.25%
              ---------------------------------------------------------------------------------------
              less than 5.00:1.00 but greater than
                       or equal to 4.50:1.00                               2.75%
              ---------------------------------------------------------------------------------------
              less than 4.50:1.00 but greater than
                       or equal to 4.00:1.00                               2.00%
              ---------------------------------------------------------------------------------------

              less than 4.00:1.00                                          1.50%
              ---------------------------------------------------------------------------------------

                           'APPLICABLE LIBO RATE MARGIN' means, as at any
                  date of determination, a percentage per annum as set forth below opposite the applicable Consolidated Leverage Ratio calculated on a Pro Forma Basis:

              ---------------------------------------------------------------------------------------
                        CONSOLIDATED LEVERAGE RATIO             APPLICABLE LIBO RATE MARGIN
              ---------------------------------------------------------------------------------------
              greater than or equal to 5.00:1.00                           4.75%
              ---------------------------------------------------------------------------------------
              less than 5.00:1.00 but greater than
                       or equal to 4.50:1.00                               4.25%
              ---------------------------------------------------------------------------------------
              less than 4.50:1.00 but greater than
                       or equal to 4.00:1.00                               3.50%
              ---------------------------------------------------------------------------------------
              less than 4.00:1.00                                          3.00%"
              ---------------------------------------------------------------------------------------

                  C. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting clause (iii) (referring to Consolidated Capital Expenditures) from the definition of "CONSOLIDATED FIXED CHARGES."

                  D. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "CONSOLIDATED NET WORTH" (including all amendments thereto prior to this Amendment) and replacing it with the following:

                           "CONSOLIDATED NET WORTH" means, as of any date of
                  determination, (A) the sum of the capital stock (less treasury stock) and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP minus (B) accumulated and
                                                -----
                  other comprehensive losses (which shall include such items as have been historically included under such heading in financial statements of the Company)."

                  E. Subsection 1.1 of the Credit Agreement is hereby further amended by adding following at the end of definition of "PERMITTED ACQUISITION":

                           "and shall be fully consummated prior to the
                  first day of Fiscal Year 2002."

                  F. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "REVOLVING LOAN COMMITMENT TERMINATION DATE" and replacing it with the following:

                           "REVOLVING LOAN COMMITMENT TERMINATION DATE"
                  means the last day of the Fiscal Quarter ending on or about April 30, 2004.

                  1.2       AMENDMENTS TO SECTION 2: AMOUNTS AND TERMS OF
                            ---------------------------------------------
COMMITMENTS AND LOANS
---------------------

                  A. Subsection 2.1A(ii) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

                  "In no event shall the Total Utilization of Revolving Loan Commitments for Company exceed the Borrowing Base then in effect."

                  B. Subsection 2.1A(iii) of the Credit Agreement is hereby amended by replacing, in the last two sentences of the first paragraph, each reference to "the Revolving Loan Commitment Termination Date" and inserting the date of this Amendment in its place. The Swing Line Loan Commitment is terminated effective as of the date of this Amendment. The Swing Line Lender is under no obligation to make further Swing Line Loans, notwithstanding any contrary provision of the Credit Agreement. Any Swing Line Loans outstanding as of the date hereof shall be repaid in full on the date hereof.

                  C. Subsection 2.2B(v) of the Credit Agreement is hereby amended by deleting the phrase, "Fiscal Quarter ending on or about April 30, 2005" and replacing it with the phrase "Fiscal Quarter ending on or about April 30, 2004."

                  1.3       AMENDMENTS TO SUBSECTION 2.4A: SCHEDULED
                           -----------------------------------------
PAYMENTS OF TRANCHE A TERM LOANS.
--------------------------------

                  Subsection 2.4A of the Credit Agreement is hereby amended by deleting the table contained therein and by inserting in lieu thereof the following:

              ---------------------------------------------------------------------------------
                                                                    Scheduled Repayment
                           "Scheduled Repayment Date              of Tranche A Term Loans
              ---------------------------------------------------------------------------------
                             July 31, 2000                              $1,750,000
                             October 31, 2000                           $1,750,000
                             January 31, 2001                           $1,750,000
                             April 30, 2001                             $1,750,000
              ---------------------------------------------------------------------------------
                             July 31, 2001                              $2,625,000
                             October 31, 2001                           $2,625,000
                             January 31, 2002                           $2,625,000
                             April 30, 2002                             $2,625,000
              ---------------------------------------------------------------------------------
                             July 31, 2002                              $3,500,000
                             October 30, 2002                           $3,500,000
                             January 31, 2003                           $3,500,000
                             April 30, 2003                             $3,500,000
              ---------------------------------------------------------------------------------
                             July 31, 2003                              $4,375,000
                             October 31, 2003                           $4,375,000
                             January 31, 2004                           $4,375,000
                             April 30, 2004                            $25,375,000
              ---------------------------------------------------------------------------------
                                         Total                         $70,000,000"
              ---------------------------------------------------------------------------------

                 Subsection 2.4A of the Credit Agreement is hereby further amended by deleting the phrase, "Fiscal Quarter ending on or about April 30, 2005" and replacing it with the phrase "Fiscal Quarter ending on or about April 30, 2004."

                 Lenders and the Loan Parties hereby agree that the payment schedule set forth in Subsection 2.4A of the Credit Agreement (as amended hereby) may not be amended, modified or waived in a manner that may have the effect of extending the due date of any payment without the consent of 100% of the Lenders.

                  1.4      AMENDMENTS TO SUBSECTION 2.4B: PREPAYMENTS
                           ------------------------------------------

                  Subsection 2.4B(iii) of the Credit Agreement is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

                           "(a) Prepayments and Reductions From Net Asset
                                -----------------------------------------
                  Sale Proceeds. No later than the first Business Day
                  -------------
                  following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Asset Sale Proceeds.

                  Subsection 2.4B(iii) of the Credit Agreement is hereby further amended by deleting subsection (c) in its entirety and replacing it with the following:

                           "(c) Prepayments and Reductions Due to Issuance
                                ------------------------------------------
                  of Equity Securities. No later than the first Business Day
                  --------------------
                  following receipt by Company or any of its Subsidiaries of the Cash proceeds (any such Cash proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "NET EQUITY SECURITIES PROCEEDS"), from the issuance of equity Securities of Company (other than proceeds from common equity Securities of Company issued to officers, employees, directors, consultants and certain other qualified persons of Company and its Subsidiaries pursuant to option plans or other similar plans or agreements adopted by Company's Board of Directors), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Equity Securities Proceeds.

                 Lenders and the Loan Parties hereby agree that the mandatory prepayment obligations of the Loan Parties under Subsection 2.4 B of the Credit Agreement (as amended hereby) may not be amended, modified or waived in a manner that may have the effect of reducing prepayments without the consent of 100% of the Lenders.

                  1.5      AMENDMENTS TO SUBSECTION 3.1A: LETTERS OF CREDIT
                           ------------------------------------------------

                  A. Subsection 3.1A(i) of the Credit Agreement is hereby amended by deleting the phrase "the Revolving Loan Commitments then in effect" and replacing it with the following:

                           "(x) the Revolving Loan Commitments then in
                  effect or (y) the Borrowing Base then in effect"

                  B. Subsection 3.1A(ii) of the Credit Agreement is hereby amended by deleting the figure, "$5 million" and replacing it with the figure "$7,500,000."

                  1.6      AMENDMENTS TO SUBSECTION 6.1: FINANCIAL
                           ---------------------------------------
STATEMENTS AND OTHER REPORTS
----------------------------

                  Existing clause (xviii) of Subsection 6.1 is hereby moved to clause (xix), and the following new clause (xviii) is hereby inserted in its place:

                  "(xviii) Borrowing Base Certificate: (a) as soon as
                           --------------------------
         available and in any event within twenty-five (25) days after the last Business Day of each Fiscal Month or (b) as soon as available and in any event within three (3) Business Days after a written request from Administrative Agent, a Borrowing Base Certificate dated and certified as of the last Business Day of such month or such date of request, as applicable, together with any additional schedules and other information as Administrative Agent may reasonably request; and"

                  1.7      AMENDMENTS TO SUBSECTION 6.1: FINANCIAL STATEMENTS
                           --------------------------------------------------

                  A. Subsection 6.1 of the Credit Agreement is hereby amended by inserting the following at the beginning of subdivision (i), before the words "Quarterly Financials":
                  --------------------

                  "PART A Monthly Financials: as soon as available and in
                          ------------------
         any event within 25 days after the end of each Fiscal Month, the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Month and the related consolidated statements of income of Company and its Subsidiaries for such Fiscal Month and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; PART B"

                  1.8      AMENDMENTS TO SUBSECTION 6.5A: INSPECTION
                           -----------------------------------------

                  Subsection 6.5A of the Credit Agreement is hereby amended by inserting the following at the end thereof:

                  "Without limiting the generality of the foregoing, the Company shall, and shall cause its Subsidiaries to, permit the Documentation Agent and any of its auditors, examiners, consultants or other representatives from time to time, in the sole discretion of the Documentation Agent or as the Documentation Agent may be requested by the Requisite Lenders, to conduct Collateral audits and reviews, including, without limitation, verification, inspection and examination of the Collateral, accounts payable, controls and systems of the Company and its Subsidiaries, at the sole cost and expense of the Company and which costs and expenses shall be deemed "Obligations" hereunder and shall be reimbursable on demand. Documentation Agent may elect to conduct such audits and reviews in its sole discretion, provided that, prior to an Event of Default, such visits and inspections shall be limited to two occasions in any twelve month period, and that following the occurrence and during the continuation of any Default or Event of Default, such visits or inspections at the expense of the Company shall be unlimited in frequency."

                  1.9      AMENDMENTS TO SUBSECTION 7.6: FINANCIAL COVENANTS
                           -------------------------------------------------

                  A. Subsection 7.6A of the Credit Agreement is hereby amended by deleting the table contained therein with respect to the First Fiscal Quarter of Fiscal Year 2002 and thereafter and by inserting in lieu thereof the following:

                  --------------------------------------------------------------------------------------
                                                                          Minimum Fixed Charge
                                         "Period                             Coverage Ratio
                                         -------                             --------------
                  --------------------------------------------------------------------------------------
                  --------------------------------------------------------------------------------------
                  1st Fiscal Quarter of Fiscal Year 2002
                  and thereafter                                               1.00:1.00"
                  --------------------------------------------------------------------------------------

                  --------------------------------------------------------------------------------------

                  B. Subsection 7.6B of the Credit Agreement is hereby amended by deleting the table contained therein with respect to the First Fiscal Quarter of Fiscal Year 2002 and thereafter and by inserting in lieu thereof the following:

                  -----------------------------------------------------------------------------------
                                                                         Maximum Consolidated
                                         "Period                            Leverage Ratio
                                         -------                            --------------
                  -----------------------------------------------------------------------------------
                  -----------------------------------------------------------------------------------
                  1st Fiscal Quarter of Fiscal Year 2002                       5.95:1.00
                  -----------------------------------------------------------------------------------
                  2nd Fiscal Quarter of Fiscal Year 2002                       5.95:1.00
                  -----------------------------------------------------------------------------------
                  3rd Fiscal Quarter of Fiscal Year 2002                       5.95:1.00
                  -----------------------------------------------------------------------------------
                  4th Fiscal Quarter of Fiscal Year 2002                       5.50:1.00
                  -----------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------
                  1st Fiscal Quarter of Fiscal Year 2003                       5.50:1.00
                  -----------------------------------------------------------------------------------
                  2nd Fiscal Quarter of Fiscal Year 2003                       5.25:1.00
                  -----------------------------------------------------------------------------------
                  3rd Fiscal Quarter of Fiscal Year 2003                       5.25:1.00
                  -----------------------------------------------------------------------------------
                  4th Fiscal Quarter of Fiscal Year 2003                       5.00:1.00
                  -----------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------
                  1st Fiscal Quarter of Fiscal Year 2004                       5.00:1.00
                  -----------------------------------------------------------------------------------
                  2nd Fiscal Quarter of Fiscal Year 2004                      4.75:1.00"
                  -----------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------

                  C. Subsection 7.6C of the Credit Agreement is hereby amended by deleting the table contained therein with respect to the First Fiscal Quarter of Fiscal Year 2002 and thereafter and by inserting in lieu thereof the following:

                  -----------------------------------------------------------------------------------
                                                                         Minimum Consolidated
                                         "Period                                EBITDA
                                          ------                                ------
                  -----------------------------------------------------------------------------------
                  -----------------------------------------------------------------------------------
                  1st Fiscal Quarter of Fiscal Year 2002 through 1st
                  Fiscal Quarter of Fiscal Year 2003                          $25,000,000
                  -----------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------
                  2nd Fiscal Quarter of Fiscal Year 2003 and thereafter      $27,500,000"
                  -----------------------------------------------------------------------------------

                  D. Subsection 7.6D of the Credit Agreement is hereby amended by deleting the text thereof with respect to the period commencing February 3, 2002 and thereafter and by inserting in lieu thereof the following:

                           "Company shall not permit Consolidated Net Worth
                  at any time to be less than the sum of (a) $55,000,000 plus (b) 75% of the aggregate Consolidated Net Income for the period commencing February 3, 2002 and thereafter, provided, however, the calculation of such aggregate
                  -----------------
                  Consolidated Net Income shall exclude the Consolidated Net Income for any Fiscal Quarter in which Consolidated Net Income is negative."

                  E. Subsection 7.6E (added by the Third Amendment) is hereby amended by deleting the table contained therein with respect to the First Fiscal Quarter of Fiscal Year 2002 and thereafter and by inserting in lieu thereof the following:

                  -----------------------------------------------------------------------------------
                                                                         Maximum Consolidated
                                         "Period                         Senior Leverage Ratio
                                         -------                         ---------------------
                  -----------------------------------------------------------------------------------
                  -----------------------------------------------------------------------------------
                  1st Fiscal Quarter of Fiscal Year 2002                       2.25:1.00
                  -----------------------------------------------------------------------------------
                  2nd Fiscal Quarter of Fiscal Year 2002                       2.25:1.00
                  -----------------------------------------------------------------------------------
                  3rd Fiscal Quarter of Fiscal Year 2002                       2.25:1.00
                  -----------------------------------------------------------------------------------
                  4th Fiscal Quarter of Fiscal Year 2002                       2.00:1.00
                  -----------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------
                  1st Fiscal Quarter of Fiscal Year 2003                       2.00:1.00
                  -----------------------------------------------------------------------------------
                  2nd Fiscal Quarter of Fiscal Year 2003                       1.75:1.00
                  -----------------------------------------------------------------------------------
                  3rd Fiscal Quarter of Fiscal Year 2003                       1.75:1.00
                  -----------------------------------------------------------------------------------
                  4th Fiscal Quarter of Fiscal Year 2003 and thereafter       1.50:1.00"
                  -----------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------

                  1.10     AMENDMENT TO SUBSECTION 7.7: PERMITTED ACQUISITIONS
                           ---------------------------------------------------

                  Subsection 7.7(vii) of the Credit Agreement is hereby amended, with respect to the First Fiscal Quarter of Fiscal Year 2002 and thereafter, by inserting, at the beginning thereof, the words "Prior to Fiscal Year 2002," and by inserting at the end thereof, the following:

                           "(i) such Permitted Acquisition shall be fully
                  consummated prior to the first day of Fiscal Year 2002;
                  and"

                  1.11     AMENDMENT TO SUBSECTION 7.8: CONSOLIDATED
                           -----------------------------------------
CAPITAL EXPENDITURES
--------------------

                  Subsection 7.8 of the Credit Agreement is hereby deleted in its entirety and replaced by the following, with respect to the First Fiscal Quarter of Fiscal Year 2002 and thereafter:

                           "Company shall not, and shall not permit its
                  Subsidiaries to, make or incur Consolidated Capital Expenditures, in any period of four (4) consecutive Fiscal Quarters ending on or before the Third Fiscal Quarter of Fiscal Year 2003, in an aggregate amount in excess of $6,500,000. Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any period of four (4) consecutive Fiscal Quarters ending after the Third Fiscal Quarter of Fiscal Year 2003, in an aggregate amount in excess of $7,000,000."

SECTION 2.        CONDITIONS TO EFFECTIVENESS

                  Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "AMENDMENT EFFECTIVE DATE"):

                  A. On or before the Amendment Effective Date, Company shall deliver to Lenders (or to Documentation Agent for Lenders) the following, each, unless otherwise noted, dated the Amendment Effective Date:

                  1.       A Borrowing Base Certificate for February, 2002;

                  2. Signature and incumbency certificates of its officers executing this Amendment;

                  3. Signature and incumbency certificates of the officers of each Subsidiary Guarantor executing this Amendment; and

                  4. Copies of this Amendment executed by Company and each Subsidiary Guarantor.

                  B. Company shall pay to each Lender executing this Amendment by 12:00 noon, New York time, on March 29, 2002, a consent fee equal to 0.275% multiplied by the sum of (a) such Lender's Tranche A Term
                ----------
Loans plus (b) such Lender's Revolving Loan Commitments.

                  C. On or before the Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Documentation Agent may reasonably request.

                  D. On or before the Amendment Effective Date, all outstanding Swing Line Loans shall have been repaid through Revolving Loans in accordance with Section 2.1A(iii) of the Credit Agreement, such that no Swing Line Loans remain outstanding.

                  E. Requisite Lenders, Swing Line Lender and Administrative Agent shall have executed and delivered copies of this Amendment to Documentation Agent.


SECTION 3.        REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement and the other Loan Documents in the manner provided herein, Company and each Subsidiary Guarantor represent and warrant to each Lender that the following statements are true, correct and complete:

                  A. CORPORATE POWER AND AUTHORITY. Each of Company and each Subsidiary Guarantor has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement and the other Loan Documents as amended by this Amendment (the "AMENDED AGREEMENTS").

                  B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreements have been duly authorized by all necessary corporate action on the part of Company and each Subsidiary Guarantor.

                  C. NO CONFLICT. The execution and delivery by Company and each Subsidiary Guarantor of this Amendment and the performance by Company and each Subsidiary Guarantor of the Amended Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

                  D. GOVERNMENTAL CONSENTS. The execution and delivery by Company and each Subsidiary Guarantor of this Amendment and the performance by Company and each Subsidiary Guarantor of the Amended Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                  E. BINDING OBLIGATION. This Amendment and the Amended Agreements have been duly executed and delivered by Company and each Subsidiary Guarantor and are the legally valid and binding obligations of Company and each Subsidiary Guarantor, enforceable against Company and each Subsidiary Guarantor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in
Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

SECTION 4.        ACKNOWLEDGEMENT AND CONSENT

                  Company is a party to the certain Collateral Documents, pursuant to which Company has created Liens in favor of Administrative Agent on certain Collateral to secure the Obligations. The Subsidiary Guarantors are parties to the Subsidiary Guaranty and certain Collateral Documents specified in the Credit Agreement, in each case as amended through the Amendment Effective Date, pursuant to which each Subsidiary Guarantor has
(i) guarantied the Obligations pursuant to the Subsidiary Guaranty and (ii) granted a security interest in and pledged certain Collateral to Administrative Agent to secure the obligations of such Subsidiary under such Subsidiary Guaranty pursuant to such Collateral Documents. Company and the Subsidiary Guarantors are collectively referred to herein as the "CREDIT SUPPORT PARTIES" and the Guaranties and Collateral Documents referred to above are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

                  Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and the other Loan Documents and this Amendment and consents to the Credit Agreement as amended by the First Amendment and to the amendment of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Company and the Subsidiary Guarantors now or hereafter existing under or in respect of the Amended Agreements and the Notes defined therein.

                  Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreements and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

SECTION 5.        MISCELLANEOUS

                  A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the Amendment Effective Date, each reference in the Credit Agreement or the other Loan Documents amended hereby to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement or such other Loan Document shall mean and be a reference to the Amended Agreements.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

                  B. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  C. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  D. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                               FALCON PRODUCTS, INC.



                               By:
                                   -------------------------------------------
                               Name:
                               Title:

                               FALCON HOLDINGS, INC., as a Credit Support
                               Party and a Subsidiary Guarantor



                               By:
                                   -------------------------------------------
                               Name:
                               Title:

                               HOWE FURNITURE CORPORATION, as a Credit
                               Support Party and a Subsidiary Guarantor



                               By:
                                   -------------------------------------------
                               Name:
                               Title:

                               JOHNSON INDUSTRIES, INC., as a Credit Support Party and a Subsidiary Guarantor



                               By:
                                   -------------------------------------------
                               Name:
                               Title:

                               SHELBY WILLIAMS INDUSTRIES, INC., as a
                               Credit Support Party and a Subsidiary Guarantor



                               By:
                                   -------------------------------------------
                               Name:
                               Title:


                                    S-1   Fourth Amendment to Credit Agreement

                               SELLERS & JOSEPHSON, INC., as a Credit
                               Support Party and a Subsidiary Guarantor



                               By:
                                   -------------------------------------------
                               Name:
                               Title:

                               MADISON FURNITURE INDUSTRIES, INC., as a
                               Credit Support Party and a Subsidiary Guarantor



                               By:
                                   -------------------------------------------
                               Name:
                               Title:



                                    S-2   Fourth Amendment to Credit Agreement

                               CREDIT SUISSE FIRST BOSTON, individually and as Administrative Agent



                               By:
                                   --------------------------------------------
                               Name:
                               Title:




                               BANK OF AMERICA N.A., individually and as
                               Documentation Agent



                               By:
                                   --------------------------------------------
                               Name:
                               Title:





                               FIRST UNION NATIONAL BANK, individually
                               and as Syndication Agent



                               By:
                                   --------------------------------------------
                               Name:
                               Title:



                                    S-1   Fourth Amendment to Credit Agreement

                               ----------------------------------



                               By:
                                   --------------------------------------------
                               Name:
                               Title:


                                    S-2   Fourth Amendment to Credit Agreement

                                 SCHEDULE A
                                 ----------

                          ADDITIONAL DEFINED TERMS
                          ------------------------

                  "ACCOUNT" means, with respect to any Person, all present and future rights of such Person to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance.

                  "BORROWING BASE" means, as at any date of determination, an aggregate amount equal to:

                  (i) eighty-five percent (85%) of Eligible Accounts Receivable of Company, plus
                                ----

                  (ii) thirty-five percent (35%) of Eligible Inventory of Company, minus
                     -----

                  (iii) the aggregate amount of reserves, if any, established by Administrative Agent in the exercise of its Permitted Discretion against Eligible Accounts Receivable and Eligible Inventory, minus

                  (iv)     one million dollars ($1,000,000);

                  provided that Administrative Agent, in the exercise of its
                  --------
Permitted Discretion, may (a) increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory of Company and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Effective Date.

                  "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of Exhibit XVIII annexed hereto delivered by
                             -------------
Company pursuant to subsection 6.1(xviii).

                  "ELIGIBLE ACCOUNTS RECEIVABLE" means the aggregate amount of all Accounts of Company and the Subsidiary Guarantors deemed by Administrative Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. An Account shall not be an Eligible Account Receivable if:

                  (a) it arises out of a sale made by Company or a Subsidiary to an Affiliate; or

                  (b) the goods giving rise to such Account have been shipped, delivered and invoiced, and title has passed, to the account debtor and such Account is classified by Company or a Subsidiary Guarantor in accordance with its past practices and procedures as an "account receivable not yet due" (collectively, the "EXTENDED PAYMENT ACCOUNTS"), but only to the extent (1) the aggregate amount of all such Extended Payment Accounts of Company and Subsidiary Guarantors exceeds 20% of all Accounts of Company or
         (2) final payment on such an Extended Payment Account shall not be received by Company within 270 days after shipment and delivery of the goods giving rise to such Extended Payment Account; or



                            Schedule A - Page 1

                  (c) it is unpaid more than 90 days after the original payment due date; or

                  (d) it is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under (c) above; or

                  (e) when aggregated with all other Accounts of an account debtor, such Account exceeds 15% in face value of all Accounts of Company and Subsidiary Guarantors then outstanding, but only to the extent of such excess, unless such excess is supported by an irrevocable letter of credit satisfactory to Administrative Agent (as to form, substance and issuer) and assigned to Administrative Agent; or

                  (f) the account debtor for such Account is a creditor of Company or a Subsidiary Guarantor, has or has asserted a right of setoff against Company or a Subsidiary Guarantor, or has disputed its liability or otherwise has made any claim with respect to such Account or any other Account which has not been resolved, in each case to the extent of the amount owed by Company or a Subsidiary Guarantor to such account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

                  (g) the account debtor is (or its assets are) the subject of any events of the kind described in subsection 8.6 or 8.7; or

                  (h)      (1) such Account is not payable in Dollars or
         (2) the account debtor for such Account is located outside the United States or Canada; or

                  (i)      the sale to the account debtor is on a
         bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

                  (j) Administrative Agent determines by its own credit analysis that collection of such Account is uncertain or that such Account may not be paid; or

                  (k) the account debtor is any federal, state, local, provincial, or other comparable or similar governmental authority, agency or instrumentality; or

                  (l) such Account does not comply with all requirements of all applicable laws, rules, regulations and orders of any governmental authority, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act, Regulation Z of the Board of Governors of the Federal Reserve System and all Environmental Laws; or

                  (m) such Account arises as a result of any progress billing or such Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

                  (n) it is not subject to a valid and perfected First Priority Lien in favor of Administrative Agent or does not otherwise conform to the representations and warranties contained in the Loan Documents; or

                            Schedule A - Page 2

                  (o) it is an Account with a customer credit balance that is unpaid more than 90 days after the original payment date for which a debit balance exists; or

                  (p)      it is not owned solely by Company or a
         Subsidiary Guarantor or Company or such Subsidiary Guarantor does not have good, valid and marketable title thereto;

provided that Administrative Agent, in the exercise of its Permitted
--------
Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

                  "ELIGIBLE INVENTORY" means the aggregate amount of Inventory of Company and Subsidiary Guarantors deemed by Administrative Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, such Inventory shall be valued at the lower of cost or market, on a basis consistent with Company's current and historical accounting practice. Unless otherwise approved in writing by Administrative Agent, an item of Inventory shall not be included in Eligible Inventory if:

                  (a)      it is not owned solely by Company or a
         Subsidiary Guarantor or Company or such Subsidiary Guarantor does not have good, valid and marketable title thereto; or

                  (b)      it is not located in the United States; or

                  (c) it consists of goods or Inventory (including consigned goods or Inventory) not located on property owned or leased by Company or a Subsidiary Guarantor or in a contract warehouse; provided that such goods or Inventory (other than
                    --------
         consigned goods or Inventory) shall not be excluded under this clause (c) if such goods are located on property owned or leased by Company or a Subsidiary Guarantor or in a contract warehouse, in each case that is subject to a collateral access agreement (in form and substance satisfactory to Administrative Agent) executed by any applicable mortgagee, lessor or contract warehouseman, as the case may be, and such goods are segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; or

                  (d) it is not subject to a valid and perfected First Priority Lien in favor of Administrative Agent except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges; or

                  (e) it consists of goods (1) inspected by Company or a Subsidiary Guarantor and determined by Company or a Subsidiary Guarantor to be returnable to the supplier or (2) returned or rejected by Company's or a Subsidiary Guarantor's customers, or goods in transit to third parties (other than to warehouse sites covered by a collateral access agreement (in form and substance satisfactory to Administrative Agent)); or

                  (f) it consists of works in process or other partially manufactured goods constituting Inventory; or

                  (g) it consists of raw materials, such as castings, that are not currently used by Company or a Subsidiary Guarantor in the manufacture of goods for its customers; or

                            Schedule A - Page 3

                  (h) it is not first-quality goods, is obsolete or slow moving, or is not accountable due to loss or shrinkage or valuation capitalization, or does not otherwise conform to the representations and warranties contained in the Loan Documents; or

                  (i) it consists of Inventory to be included in finished goods and such Inventory has been assigned to specific contracts with customers who have made advance payments with respect to such Inventory on such contracts;

provided that, to the extent that customer security deposits, progress
--------
payments or other similar advances exceed Eligible Accounts Receivable, the excess shall be deducted from Eligible Inventory; and provided further that
                                                      ----------------
Administrative Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

                  "EQUIPMENT" means, with respect to a Person, all equipment in all of its forms, all parts thereof and all accessions thereto owned or held by such Person, including without limitation all equipment, parts and accessions relating to the manufacture, production, servicing, maintenance or repair of furniture and related finished goods and spare parts.

                  "FISCAL MONTH" means a fiscal month of any Fiscal Year. The Fiscal Months of Company are set forth on Schedule 1.1 Part II annexed
                                              ------------
hereto.

                  "INVENTORY" means, with respect to a Person, all goods, merchandise and other personal property which are held by such Person for sale or lease, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service, including without limitation (but without duplication) raw materials, components, works in process, finished goods (including without limitation all completed furniture, and other related goods and merchandise, in each case constituting finished goods which are held for sale or lease by such Person, including those held for display or demonstration), spare parts (including without limitation all components, goods, merchandise or spare parts relating to furniture and held for sale or lease by such Person in connection with the servicing, maintenance or repair of finished goods sold or leased by such Person), or other materials used or consumed, or to be used or consumed, in the business of such Person; provided that "Inventory"
                                                  --------
shall not include any materials or other items that would otherwise constitute "Equipment".

                   "PERMITTED DISCRETION" means Administrative Agent's good faith judgment based upon any factor which it believes in good faith: (i) will or could adversely affect the value of any Collateral, the enforceability or priority of Administrative Agent's Liens thereon or the amount which Administrative Agent and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to Administrative Agent by any Person on behalf of any Loan Party is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving Company or any of its Subsidiaries or any of the Collateral; or (iv) creates or reasonably could be expected to create a Potential Event of Default or Event of Default. In exercising such judgment, Administrative Agent may consider such factors already included in or tested by the definition of Eligible Accounts Receivable and Eligible Inventory, as well as any of the following:
(i) the financial and business climate of Company's industry and general macroeconomic


                            Schedule A - Page 4
conditions, (ii) changes in collection history and dilution with respect to Company's Accounts, (iii) changes in demand for, and pricing of, Company's Inventory, (iv) changes in any concentration of risk with respect to such Accounts or Inventory, and (v) any other factors that change the credit risk of lending to Company on the security of such Accounts or Inventory, including without limitation any foreign exchange risks or uncertainties. The burden of establishing lack of good faith shall be on Company.



                            Schedule A - Page 5

                                EXHIBIT XVIII

                     FORM OF BORROWING BASE CERTIFICATE

                                   [Date]



                  Reference is made to that certain Credit Agreement dated as of June 17, 1999 (as amended to date, the "CREDIT AGREEMENT"), by and among Falcon Products, Inc., a Delaware corporation ("COMPANY"), the Lenders party thereto, Credit Suisse First Boston, as Administrative Agent, First Union National Bank, as Syndication Agent, and Bank of America, N.A., as Documentation Agent. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement

                  Pursuant to subsection 6.1(xviii) of the Credit Agreement, the undersigned treasurer of Company hereby certifies that attached hereto as Annex A is a true and accurate calculation of the Borrowing Base
   -------
determined in accordance with the requirements of the Credit Agreement. Company hereby represents and warrants to Administrative Agent and the Lenders as follows:

     The information provided on Annex A and the attached supporting
                                 -------
documentation is true, complete, correct and not misleading, and complies fully with the conditions, terms and covenants of the Credit Agreement.

     Since the date of the last financial statement or certification furnished to the Bank, there has occurred no change in the financial condition or operations of Company which constitutes a Material Adverse Effect.

     There exists no Event of Default or Potential Event of Default under the Credit Agreement.

                  IN WITNESS WHEREOF, the undersigned has caused this
certificate to be duly executed as of                ,     .
                                      ---------------  ----



                                      FALCON PRODUCTS, INC.


                                      By
                                        -------------------------------
                                      Name:
                                      Title:



                           Exhibit XVIII - Page 1

                                                            ANNEX A
                                                     FALCON PRODUCTS, INC.

                                     MONTH-END COLLATERAL REPORT AND BORROWING CERTIFICATE

                                                                                            Month-Ending:
                                                                                                          --------------------
                                                                                                Report #:
                                                                                                          --------------------
                                                      REVOLVING FACILITY
ACCOUNTS RECEIVABLE
1.)         End of Month G/L Balance as of                                                     $
                                           ----------------------------------------------------           --------------------
2.)         A/R Aging Balance as of the same date                                              $
                                                                                                          --------------------
            VARIANCE, IF ANY (LINE 1 MINUS LINE 2)                                             $
                                                                                                          --------------------
3.)         Ineligible Accounts Receivable (Per Attached Schedule A)                           $
                                                         ----------                                       --------------------
4.)         Net Eligible Accounts Receivable (Line 2 Aging Balance minus Line 3)               $
                                                                                                          ====================

INVENTORY
5.)         Inventory Balance Month Ending                                                     $
                                           -----------------                                              --------------------
6.)         Less: Ineligible Inventory (Per Attached Schedule A)                               $
                                                                                                          --------------------
7.)         Eligible Inventory (Line 5 minus Line 6)                                           $
                                                                                                          ====================
8.)         Less: Excess of customer deposits over Accounts Receivable

BORROWING BASE
9.)         a)  Accounts Receivable (85% of Line 4)                                            $
                                                                                                          --------------------
            b)  Inventory (35% of Line 7)                                                      $
                                                                                                          --------------------

                                                                                                          --------------------

                                                                                                          --------------------
10.)        Gross Availability (Line 9a + Line 9b - $1 million)                                $
                                                                                                          --------------------
11.)        Lesser of Line 10 or $25,000,000 (Line Limit)                                      $
                                                                                                          ====================

LOAN DETAIL
            Base Rate Loans                               $
                                                            -----------------------------------
            LIBO Rate Loans                               $
                                                            -----------------------------------
            L/Cs at 100%                                  $
                                                            -----------------------------------
            Other (Specify)                               $
                                                            -----------------------------------
12.)        Total Loans Outstanding at Month-end                                               $
                                                                                                          --------------------
13.)        Net Borrowing Base Availability (Line 11 minus Line 12)                            $
                                                                                                          ====================



                       Exhibit XVIII - Page 2

                                            FALCON PRODUCTS, INC.
                                                 SCHEDULE A
                                           SCHEDULE OF INELIGIBLES
                                 FOR THE MONTH OF
                                                  --------------------------

INELIGIBLE ACCOUNTS RECEIVABLE                                                       DOMESTIC
------------------------------
Priors 90 days past invoice date                                      $
       --                                                               ------------------------------------
Credit Balances in Priors                                             $
                                                                        ------------------------------------
50% Cross Aging                                                       $
                                                                        ------------------------------------
Government                                                            $
                                                                        ------------------------------------
Affiliates/Employees                                                  $
                                                                        ------------------------------------
Contra Elimination                                                    $
                                                                        ------------------------------------
Foreign Accounts                                                      $
                                                                        ------------------------------------
Datings/Futures                                                       $
                                                                        ------------------------------------
Cash/COD's                                                            $
                                                                        ------------------------------------
Finance/Service Charges                                               $
                                                                        ------------------------------------
Bankrupt Accounts                                                     $
                                                                        ------------------------------------
Pre-Billings/Bill and Hold                                            $
                                                                        ------------------------------------
Consignments                                                          $
                                                                        ------------------------------------
Debit Memos/Chargebacks                                               $
                                                                        ------------------------------------
Other (Specify)         Customer Deposits                             $
                        ------------------------------------            ------------------------------------
Other (Specify)         Rebates                                       $
                        ------------------------------------            ------------------------------------
Variance Between Aging & G/L (if G/L is lower)                        $
                                                                        ------------------------------------
            SUB-TOTAL                                                 $
                                                                        ------------------------------------
Excess 10% Concentration (net)                                        $
                                                                        ------------------------------------
Excess 15% Concentration (net)                                        $
                                                                        ------------------------------------
TOTAL ACCOUNTS RECEIVABLE INELIGIBLES                                 $
                                                                        ====================================
(TO LINE #3 OF BORROWING CERTIFICATE)


INELIGIBLE INVENTORY
Obsolete, Unsalable, Damaged, Defective, Discontinued                        $
                                                                                    ------------------------
Slow Moving                                                                  $
                                                                                    ------------------------
Returned Merchandise                                                         $
                                                                                    ------------------------
In-Transit Inventory                                                         $
                                                                                    ------------------------
Inventory Located Offsite or at Outside Processors                           $
                                                                                    ------------------------
Display Items, Samples, Packing and Shipping Materials                       $
                                                                                    ------------------------
Work in Process                                                              $
                                                                                    ------------------------
Consigned Inventory                                                          $
                                                                                    ------------------------
Uninsured Inventory                                                          $
                                                                                    ------------------------
Variance between Inv. Report & G/L (If G/L is lower)                         $
                                                                                    ------------------------
Other (Specify)                                                              $
                        ------------------------------------                        ------------------------
Other (Specify)         Customer Deposits                                    $
                        ------------------------------------                        ------------------------
TOTAL INELIGIBLE INVENTORY                                                   $
                                                                                    ========================
(TO LINE #6 OF BORROWING CERTIFICATE)

                                Schedule 1.1
                                ------------

                                   Part II
                                   -------

                               [See Attached]